EXHIBIT - 10(f)(4)

                        THIRD AMENDMENT AGREEMENT


    The THIRD AMENDMENT AGREEMENT (this "Amendment"), dated as of December 29, 1994, among SHOWBIZ PIZZA TIME, INC., a Kansas corporation (the "Borrower"), BHC ACQUISITION CORPORATION, a Texas corporation ("Monterey"), and THE FIRST NATIONAL BANK OF BOSTON (the "Bank") amends the Second Amended and Restated Revolving Credit Agreement dated as of November 19, 1992 between the Borrower and the Bank (as heretofore amended by a First Amendment to Second Amended and Restated Revolving Credit Agreement dated as of December 15, 1993 and a Second Amendment to Second Amended and Restated Revolving Credit Agreement dated as of July 1, 1994, the "Credit Agreement"). Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

    WHEREAS, the Borrower and the Bank have heretofore entered into the Credit Agreement; and

    WHEREAS, Monterey and the Bank entered into a certain Second Amended and Restated Guaranty Agreement, dated as of November 19, 1992, pursuant to which Monterey guaranteed the Obligations of the Borrower under the Credit Agreement and the other Loan Documents; and

    WHEREAS, the Borrower has requested that certain terms and provisions of the Credit Agreement be amended as specified herein; and

    WHEREAS, the Bank, subject to the terms and provisions hereof, is willing to amend the Credit Agreement as specified herein;

    NOW THEREFORE, the parties hereto hereby agree as follows:

    Section 1.   -
    ----------
    Amendment to Credit Agreement. Subject to the satisfaction of the conditions precedent and the other terms and conditions set forth in Section 4 hereof, the Credit Agreement is hereby amended as follows:

    Section 1.1. -
    ------------
  Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by:

    (a) deleting in their entirety the definitions of "Eurocurrency Reserve Rate", "Eurodollar Business Day", "Eurodollar Lending
Office", "Eurodollar Rate", "Eurodollar Rate Loans" and "Type" contained in such Section 1.1;

    (b) deleting the definition of "Applicable Margin" in its entirety and substituting in lieu thereof the following new definition:

    "Applicable Margin. During all or any part of any period within any Interest Period with respect to a Loan (regardless of when such Loan is made), the Applicable Margin in effect with respect to such Loan on any date shall be the percentage per annum set forth opposite the period containing such date in the table below:


    Period                                      Applicable Margin
    ------                                      -----------------

    Until June 30, 1995                                 1.00%
    July 1, 1995 - July 31, 1995                        1.25%
    August 1, 1995 - August 31, 1995                    1.50%
    September 1, 1995 - September 30, 1995              1.75%
    October 1, 1995 - October 31, 1995                  2.00%
    November 1, 1995 - November 30, 1995                2.25%
    December 1, 1995 - December 31, 1995                2.50%
    January 1, 1996 - and thereafter                    2.75%

    (c)  amending the definition of "Commitment" contained in such
Section 1.1 by deleting the dollar amount "$32,000,000" contained therein and substituting in lieu thereof the dollar amount
"$30,800,000";

    (d) deleting the definition of "Interest Payment Date" in its entirety and substituting in lieu thereof the following new definition:

    "Interest Payment Date. As to any Loan, the last day of the calendar quarter which includes the Drawdown Date thereof."; and

    (e) deleting the definition of "Interest Period" in its entirety and substituting in lieu thereof the following new definition:

    "Interest Period. -- With respect to each Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of the calendar quarter; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of the period set forth above; provided that if any Interest Period with respect to a Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day."

    Section 1.2   Amendment to Section 2.3 of the Credit Agreement.
    ----------------------------------------------------------------
     Paragraph (b) of Section 2.3 of the Credit Agreement is hereby deleted in its entirety and the following new paragraph (b) is substituted in lieu thereof:

    "(b)  To the extent not already reduced or terminated pursuant to
    Section 2.3(a), the Commitment shall automatically be reduced to the amount set forth below as of the date set forth opposite such amount below:

           Date                   Commitment
           ---                    ----------

           07/01/95              $29,800,000
           08/01/95              $28,300,000
           09/01/95              $26,300,000
           10/01/95              $24,300,000
           11/01/95              $22,300,000
           12/01/95              $20,300,000
           01/01/96              $18,300,000

    Upon each such reduction, the Borrower shall pay to the Bank the full amount of any commitment fee then accrued on the amount of such reduction. No such reduction of the Commitment may be reinstated."

    Section 1.3 - Amendment to Section 2.5 of the Credit Agreement.
    ---------------------------------------------------------------
    Section 2.5 of the Credit Agreement is hereby deleted in its entirety, and the following new Section 2.5 is hereby substituted in lieu thereof:

    "Section 2.5.  -  Interest on Loans.
    ------------------------------------
    Except as provided in Section 2.6, each Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum which is the lesser of (i) the Base Rate plus the Applicable Margin and (ii) the maximum rate permitted by applicable law (after taking into account, without limitation, all payments and benefits that, pursuant to applicable law, are deemed to be interest or are deemed to reduce the principal balance of the
Note)."


    Section 1.4. -  Amendment to Section 2.6 of the Credit
    ------------------------------------------------------
     Agreement.
    -----------

    Section 2.6 of the Credit Agreement is hereby amended by deleting the text "four percent (4%) above the Base Rate" and substituting in lieu thereof the text "four percent (4%) above the rate of interest otherwise applicable to such Loans pursuant to Section 2.5".

    Section 1.5.  -  Amendment to Section 2.7 of the Credit
    -------------------------------------------------------
     Agreement.
    -----------
    Section 2.6 of the Credit Agreement is hereby amended by deleting the first two sentences thereof in their entirety and substituting in lieu thereof the following text:

    "The Borrower shall give to the Bank written notice in the form of Exhibit B hereto (or telephonic notice confirmed in writing in the form of Exhibit B hereto, if requested by the Bank) of each request for a Loan hereunder (a "Loan Request") no later than 1:00 p.m., Boston time, on the proposed Drawdown Date of any Loan. Each such note shall specify (i) the principal amount of the Loan requested, (ii) the proposed Drawdown Date of such Loan and (iii) the Interest Period for such Loan."


    Section 1.6. -  Amendment to Section 2.8 of the Credit Agreement.
    -----------------------------------------------------------------
    Section 2.8 of the Credit Agreement is hereby deleted in its entirety, and the following text is hereby substituted in lieu thereof:


    "Section 2.8. -  Restructuring Fee.
    -----------------------------------
    The Borrower shall pay to the Bank, in immediately available funds, a restructuring fee in the amount of $308,000 with one-half of such restructuring fee ($154,000) payable upon the closing of the Third Amendment Agreement dated as of December 29, 1994 among the Borrower, Monterey and the Bank and the remaining one-half of such restructuring fee ($154,000) (The "Remaining Restructuring Fee") payable on July 1, 1995; provided however, that in the event that, on or before June 30, 1995, the Borrower shall have paid the Obligations in full in cash and the Commitment shall have been reduced to zero, the Borrower shall not be obligated to pay to the Bank the Remaining Restructuring Fee. The Borrower hereby authorizes the Bank to debit, without notice, any of the Borrower's accounts with the Bank in payment of all or any part of such restructuring fee upon the same becoming due and payable."


    Section 1.7.  - Amendment to Section 2.9 of the Credit Agreement.
    -----------------------------------------------------------------
    Section 2.9 of the Credit Agreement is hereby deleted in its entirety, and the following new Section 2.9 is hereby substituted in lieu thereof:

    "Section 2.9. -  Intentionally Deleted."


    Section 1.8.Amendment to Section 3.3 of the Credit Agreement.
    -------------------------------------------------------------
    Section 3.3 of the Credit Agreement is hereby deleted, and the following new Section 3.3 is hereby substituted in lieu thereof:


    "Section 3.3.Optional Repayments of Loans.
    ------------------------------------------
    The Borrower shall have the right, at its election, to repay the outstanding amounts of the Loans, as a whole or in part, at any time without penalty or premium. The Borrower shall give the Bank, no later than 1:00 p.m., Boston time, on the date of any proposed prepayment pursuant to this Section 3.3 of Loans, written notice specifying the proposed date of prepayment of the Loans and the principal amount to be prepaid. Each partial prepayment of the Loans shall be in an integral multiple of $100,000 and shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment."

    Section 1.9. - Amendment to Section 5.2 of the Credit Agreement.
    ----------------------------------------------------------------
    Section 5.2 of the Credit Agreement is hereby amended by deleting the text "Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever" in the second sentence thereof and substituting in lieu thereof the word "Whenever".


    Section 1.10. - Amendment to Section 5.3 of the Credit Agreement.
    -----------------------------------------------------------------
    Section 5.3 of the Credit Agreement is hereby deleted in its entirety, and the following text is hereby substituted in lieu thereof:

    "Section 5.3.  Intentionally Omitted."


    Section 1.11. - Amendment to Section 5.4 of the Credit Agreement.
    -----------------------------------------------------------------
    Section 5.4 of the Credit Agreement is hereby deleted in its entirety, and the following text is hereby substituted in lieu thereof:

    "Section 5.4. - Intentionally Omitted."


    Section 1.12. - Amendment to Section 5.7 of the Credit Agreement.
    -----------------------------------------------------------------
    Section 5.7 of the Credit Agreement is hereby deleted in its entirety, and the following text is hereby substituted in lieu thereof:

    "Section 5.7. - Intentionally Omitted."


    Section 1.13. - Amendment to Section 6 of the Credit Agreement.
    ----------------------------------------------------------------
    Section 6 of the Credit Agreement is hereby amended by deleting paragraph (c) thereof in its entirety and substituting in lieu thereof the following new paragraph (c):

    "(c) If a Default of Event of Default shall have occurred and be continuing, and at any time following June 30, 1995, the Borrower and Monterey shall, upon the request of the Bank, take all such actions and execute all such documents, agreements, instruments and financing statements, each in form and substance satisfactory to the Bank, to grant, or confirm the grant to the Bank of, a first priority, perfected security interest in and lien upon (i) all Collateral described in Section 6(a) and (b) hereof, and (ii) any or all fee and leasehold properties of the borrower and Monterey not described in Section (6 (a) or (b) hereof including without limitation, such filings with the United States Patent and Trademark Office, such mortgages or deeds of trust, amendments of mortgages or of deeds of trust, title policies, surveys, site assessments, legal opinions and title searches or updates as the Bank may request."

    Section 1.14. - Amendment to Section 9.4 of the Credit Agreement.
    -----------------------------------------------------------------
    Paragraph (c) of Section 9.4 of the Credit Agreement is hereby deleted in its entirety, and the following new paragraph (c) is hereby substituted in lieu thereof:

    "(c) from and after July 1, 1994, the Borrower shall be permitted to repurchase, in an aggregate amount not to exceed 500,000 shares, solely those shares of its own issued and outstanding common stock which employees or directors of the Borrower transfer to the Borrower as payment for withholding or payment obligations of such employees or directors arising from the exercise of stock options under the Borrower's stock option or stock grant plans."


    Section 1.15. - Amendment to Section 9.7 of the Credit Agreement.
    -----------------------------------------------------------------
    Section 9.7 of the credit Agreement is hereby deleted in its entirety, and the following new Section 9.7 is substituted in lieu thereof:

           "Section 9.7. - Liabilities to Tangible Net Worth Ratio.
           ---------------------------------------------------------
           The Borrower will not cause or permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth to exceed 0.70 to 1 at any time."


    Section 1.16. - Amendment to Section 9.8 of the Credit Agreement.
    -----------------------------------------------------------------
    Section 9.8 of the Credit Agreement is hereby amended by deleting the text "1.0 to 1" at the end thereof and substituting in lieu thereof the text "1.3 to 1".


    Section 1.17.- Amendment to Section 9.10 of the Credit Agreement.
    -----------------------------------------------------------------
    Section 9.10 of the Credit Agreement is hereby amended by deleting the dollar figure "$130,000,000" set forth therein and substituting in lieu thereof the dollar figure "$123,000,000".


    Section 1.18.- Amendment to Section 9.15 of the Credit Agreement.
    -----------------------------------------------------------------
    Section 9.15 of the Credit Agreement is hereby deleted in its entirety, and the following new Section 9.15 is substituted in lieu thereof:

           "Section 9.15.-   Earnings Before Interest, Taxes,
           --------------------------------------------------
           Depreciation and Amortization.
           -----------------------------
           The Borrower will not cause or permit Earnings Before Interest, Taxes, Depreciation and Amortization for the fiscal quarter of the Borrower ending December 30, 1994 to be less than $2,000,000 and for any other fiscal quarter of the Borrower ending after December 30, 1994 to be less than $5,100,000."

    Section 1.19.  -  Addition of New Section 9.16 of the Credit
    ------------------------------------------------------------
    Agreement.
    ----------
    The Credit Agreement is hereby further amended by adding, immediately Section 9.15 and immediately before Section 10, a new
Section 9.16 with the following text:


    "Section 9.16.  -  Earnings Before Interest, Taxes, Depreciation
    ----------------------------------------------------------------
    and Amortization to Consolidated Interest Expense.
    --------------------------------------------------
    The Borrower will not cause or permit the ratio of Earnings Before Interest, Taxes, Depreciation and Amortization to Consolidated Interest Expense for any fiscal quarter of the Borrower ending after December 30, 1994 to be less than 6.0 to 1."

    Section 2. - Confirmation of Security Documents.
    ------------------------------------------------
    The Security Documents are hereby ratified and confirmed as follows:


    Section 2.1. - ShowBiz Security Agreement.
    ------------------------------------------
    The Borrower hereby ratifies and confirms the ShowBiz Security Agreement and the security interests created thereby and acknowledges and agrees that the Obligations under the Credit
Agreement, as amended hereby, continue to be secured by such agreement.


    Section 2.2. - ShowBiz Stock Pledge Agreement.
    ----------------------------------------------
    The Borrower hereby ratifies and confirms the ShowBiz Stock Pledge Agreement and the pledges and security interests created thereby and acknowledges and agrees that the Obligations under the Credit Agreement, as amended hereby, continue to be secured by such agreement.


    Section 2.3. - ShowBiz Mortgages.
    ---------------------------------
    The Borrower hereby ratifies and confirms the ShowBiz Mortgages and the mortgages and security interests created thereby and acknowledges and agrees that the Obligations under the Credit
Agreement, as amended hereby, continue to be secured by the ShowBiz
Mortgages.


    Section 2.4. - Monterey Security Agreement.
    -------------------------------------------
    Monterey hereby ratifies and confirms the Monterey Security Agreement, as modified by the consent letter dated as of May 4, 1994 from the Bank to the Borrower and Monterey, and the security interests created thereby and acknowledges and agrees that the Guaranty Obligations (as defined in the Monterey Security Agreement), including without limitation the obligation of Monterey to guaranty the Obligations under the Credit Agreement as amended hereby, continue to be secured by such agreement.


    Section 2.5. - Guaranty.
    ------------------------
    Monterey hereby ratifies and confirms the Guaranty and acknowledges and agrees that the Obligations under the Credit
Agreement, as amended hereby, continue to be guaranteed by such agreement.


    Section 3. -  Representations and Warranties.
    ---------------------------------------------
  Each of the Borrower and Monterey hereby represents and warrants to the Bank as follows:

    (a) Representations and Warranties in Credit Agreement and Other Loan Documents; No Default. The representations and warranties of the Borrower and Monterey contained in the Credit Agreement and the other Loan Documents were true and correct in all material respects when made and continue to be true and correct in all material respects on the Effective Date (as hereinafter defined), except, in each case to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and the Amendment and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date. No Default or Event of Default has occurred and is continuing as of the Effective Date.

           (b) Authority, No Conflicts, Enforceability of Obligations, Etc. Each of the Borrower and Monterey hereby confirms that the representations and warranties of the Borrower and Monterey contained in Sections 7.1 and 7.2 of the Credit Agreement are true and correct on and as of the date hereof as if made on the date hereof, treating this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents, as amended hereby, as "Loan Documents" for the purposes of making said representations and warranties.



    Section 4. - Conditions to Effectiveness.
    -----------------------------------------
    Except as provided in the last sentence of this Section 4, this Amendment shall be effective as of the date first written above (the "Effective Date"), upon the delivery to the Bank of (a) facsimile counterparts of this Amendment (to be followed immediately by original counterparts) signed by each of the Borrower, Monterey, and the Bank, in form and substance satisfactory to the Bank, (b) the amount of $154,000, in immediately available funds, representing one-half of the restructuring fee referenced in Section 1.6 of this Amendment and in Section 2.8 of the Credit Agreement, as amended hereby, with the Bank hereby being authorized to debit, without notice, any of the Borrower's accounts with the Bank in payment of all or any portion of such fee, and (c) a certificate, duly certified by the President or Treasurer of the Borrower and Monterey and in form and substance satisfactory to the Bank, as to the lack of the existence or continuance of any Default or Event of Default as of the date thereof. Notwithstanding the foregoing, the amendments set forth in Section 1.1(a), (b), (d), and (e), Section 1.3, Section 1.5, the deletion of existing Section 2.8 of the Credit Agreement set forth in Section 1.6, Section 1.8, Section 1.9, Section 1.10, Section
1.11 and Section 1.12 shall be effective as of March 22, 1995.


    Section 5.- No Other Amendments; Etc.
    -------------------------------------
    Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect. Each of the Borrower and Monterey confirms and agrees that the Obligations of the Borrower to the Bank under the Loan Documents, as amended and supplemented hereby, are secured by, guaranteed under, and entitled to the benefits, of the Security Documents. The Borrower, Monterey and the Bank hereby acknowledge and agree that all references to the Credit Agreement and the Obligations thereunder contained in any of the Loan Documents shall be references to the Credit Agreement and the Obligations, as affected hereby and as the same may be amended, modified, supplemented, or restated from time to time. The Security Documents and the perfected first priority security interests of the Bank thereunder shall continue in full force and effect, and the collateral security and guaranties provided for in the Security Documents shall not be impaired by this Amendment. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

    Section 6. - No Implied Amendment, Etc.
    ----------------------------------------
    Except as expressly provided herein, nothing contained herein shall constitute an amendment or waiver of, impair or otherwise affect any Obligations, any other obligations of the Borrower or Monterey or any right of the Bank consequent thereon. The amendments provided herein are limited strictly to their terms. The Bank shall have no obligation to issue any further amendment with respect to the subject matter hereof or any other matter.


    Section 7. -  Governing Law.
    ----------------------------
    This Amendment shall be construed according to and governed by the internal laws of The Commonwealth of Massachusetts without reference to principles of conflicts of law.




    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.


SHOWBIZ PIZZA TIME, INC.

By:__________________________________

Title:_______________________________


THE FIRST NATIONAL BANK OF BOSTON

By:__________________________________

Title:_______________________________



BHC ACQUISITION CORPORATION


d/b/a Monterey

By:__________________________________

Title:_______________________________